AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2004
                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         GLOBAL ONE ENTERPRISES LIMITED
             (Exact name of Registrant as specified in its charter)

           HONG KONG                            8742                              NOT APPLICABLE
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification No.)
 incorporation or organization)         Classification Code)

                            CENTRAL PLAZA, SUITE 2001
                                 18 HARBOR ROAD
                                    HONG KONG
                             TEL: (852) 25-11-93-28
   (Address and telephone number of Registrant's principal executive offices)

            (Name, address and telephone number of agent for service)

                        Copies of all Correspondence to:
                             MOSHE SHMUEL SHNEIBALG
                                5509 11TH AVENUE
                            BROOKLYN, NEW YORK 11219
                               TEL: (718) 435-8262
                          FACSIMILE NO.: (212) 504-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================
  Title of Class of                           Proposed Maximum     Proposed Maximum
   Securities to be        Amount to be        Aggregate Price    Aggregate Offering        Amount of
      Registered            Registered            Per Share              Price          Registration Fee
-----------------------------------------------------------------------------------------------------------
Ordinary Shares,            14,300,000            $1.00(2)            $14,300,000         $ 1,683.11(5)
$1.00 par value (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

(1)   Represents ordinary shares held by selling securityholders.
(2) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. The registrant's ordinary shares have a par value of $1.00. The Company believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the registration fee based on $1.00 per ordinary share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

             PROSPECTUS, SUBJECT TO COMPLETION, DATED _______, 2005

                         GLOBAL ONE ENTERPRISES LIMITED

                           14,300,000 ORDINARY SHARES

This prospectus relates to the sale of up to 14,300,000 ordinary shares held by persons who are shareholders of Global One Enterprises Limited.

Please refer to "Selling Shareholders" beginning on page 18. We will not receive
any  of  the  proceeds  from  the  sale  of  ordinary   shares  by  the  selling
shareholders. All costs associated with this registration will be borne by us.

The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The selling shareholders and any agent or broker-dealer that participates with the selling shareholders in the distribution of the ordinary shares may be considered "underwriters" within the meaning of the Securities Act of 1933, and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

There has been no market for our ordinary shares and a public market may not develop, or, if any market does develop, it may not be sustained. As of December 1, 2004, we had 136,410,000 ordinary shares issued and outstanding.

INVESTING IN OUR SECURITIES INVOLVES SIGNFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

EACH OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE SECURITIES AND FUTURES COMMISSION OF HONG KONG AND STATE SECURITIES REGULATORS HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is ______________, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary                                                             3
The Offering                                                                   4
Forward Looking Statements                                                     4
Risk Factors                                                                   5
Risks Relating to Our Company                                                  5
Risks Relating to Our Ordinary Shares                                          7
Capitalization                                                                 9
Selected Financial Data                                                        9
Description of Business                                                        9
Operating and Financial Review and Prospects                                  13
Directors, Senior Management and Employees                                    14
Security Ownership of Certain Beneficial Owners and Management                16
Certain Relationships and Related Party Transactions                          17
Selling Shareholders                                                          18
Plan of Distribution                                                          22
Use of Proceeds                                                               24
Dividend Policy                                                               24
Quantitative and Qualitative Disclosures about Market Risk                    24
Material Income Tax Considerations                                            24
Foreign Exchange Controls and Other Limitations                               25
Description of Share Capital                                                  25
Legal Matters                                                                 26
Experts                                                                       26
Enforceability of Certain Civil Liabilities and Agent for
Service of Process in the United States                                       26
Indemnification for Securities Act Liabilities                                26
Where You Can Find More Information                                           27
Financial Statements                                                          28

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. In addition, unless the context otherwise requires, references in this prospectus to "our company" or to "we," "us" or "our," or any like terms, are to Global One Enterprises Limited. References to "China" are to the People's Republic of China, and references to "Hong Kong" are to the Hong Kong, Special Administrative Region of China. All references to "RMB" or "Renminbi" are to the legal currency of China; to "HK dollars" or HK$" to legal currency of Hong Kong; and to "U.S. dollars" or "$" are to the legal currency of the United States. All monetary amounts in this prospectus originally denominated in currencies other than U.S. dollars have been translated into U.S. dollars at the exchange rates quoted by the FXCM Exchange Rates Quotation system prevailing at the dates indicated.

OUR COMPANY

We were formed as a public limited company under the laws of Hong Kong, on March 19, 2004. We aim to provide business management consulting services in greater China, initially concentrating on the Hong Kong market and eventually expanding into the People's Republic of China. We intend to work closely with our clients to improve their business performance, increase shareholder value and create competitive advantages, and as such may take equity in our clients as consideration for our services. We intend to offer business advisory and management consulting services which will include strategic advisory services, business plan preparation, marketing plan development, advice on mergers, acquisitions, restructurings and the sales of businesses, and advising overseas investors on investments in Hong Kong and China.

We currently have clients in a number of diverse industries ranging from furniture manufacturing to internet communication services. See "Description of Our Business."

Our principal offices are located at Central Plaza, Suite 2001, 18 Harbour Road, Hong Kong; our telephone number is (852) 25-11-93-28.

SUMMARY FINANCIAL DATA

The following summary financial data summarizes our historical financial information from March 19, 2004 (Inception) through June 30, 2004. This summary financial data should be read in conjunction with our audited financial statement included elsewhere in this prospectus.

                                                    PERIOD FROM MARCH 19, 2004
                                               (INCEPTION) THROUGH JUNE 30, 2004

Net revenues                                                                 Nil
Loss from operations                                                   $  19,575
Net loss                                                               $  19,575
Net loss from operations per share of common stock
   Basic and diluted                                           Less than ($0.01)
Total assets                                                           $ 387,129
Total liabilities                                                      $   6,694
Shareholders' equity                                                   $ 380,435
Number of ordinary shares issued and outstanding                     136,410,000

                                  THE OFFERING

                Securities offered  14,300,000 ordinary shares.

                Shares outstanding  136,410,000 ordinary shares.

                   Use of Proceeds  We  will not  receive  any proceeds from the sale of the ordinary shares by the selling shareholders.

              Plan of Distribution  The offering of our ordinary shares is being made by those of  our shareholders  who wish
                                    to sell their shares. Sales  of our ordinary
                                    shares   may   be   made   by   the  selling
                                    shareholders   in   the   open  market or in
                                    privately negotiated transactions and at fixed or negotiated prices.

                      Risk Factors  There are  substantial risk factors involved
                                    in   investing   in   our   company.  For  a
                                    discussion  of  certain  factors  you should
                                    consider   before   buying   shares  of  our
                                    ordinary stock, see "Risk Factors".

                           FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as "might," "may," "will," "could," "expect," "anticipate," "estimate," "likely," "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology. The following Risk Factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. Notwithstanding the foregoing statements, the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, for forward-looking statements do not, and will not apply to us, so long as our ordinary shares are considered to be "penny stock."

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our ordinary shares could go down. This means you could lose all or a part of your investment.

                          RISKS RELATING TO OUR COMPANY

WE NEED CAPITAL TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH. WE MAY NOT BE ABLE TO OBTAIN FINANCING ON TERMS ACCEPTABLE TO US OR AT ALL, IN WHICH CASE WE MAY BE UNABLE TO OPERATE. We are not receiving any proceeds from this offering, and currently have no means of financing our business. We currently have no plans to raise capital. Our working capital needs exceed our current expectations of revenue, and we need to raise capital from equity or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be unable to fund ongoing operations.

OUR ENGAGEMENTS WITH CLIENTS MAY NOT BE PROFITABLE. Unexpected costs or delays could make our contracts unprofitable. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner. Our potential clients will retain us on a non-exclusive, engagement-by-engagement basis and we estimate that the majority of our contracts can be terminated by our clients with short notice and without significant penalty. We also estimate that a majority of our contracts may contain some fixed-price, incentive-based or other pricing terms that condition some or all of our fees on our ability to deliver defined goals. For example, we are entering into an increasing number of business transformation outsourcing contracts under which payment of all or a portion of our fees is contingent upon our clients meeting cost-saving or other contractually-defined goals. Our failure to meet contractually-defined goals or a client's expectations in any type of contract may result in an unprofitable engagement. Furthermore, we may be compensated from our clients in the form of stock or options, which may never materialize into revenues for us.

OUR GLOBAL OPERATIONS POSE COMPLEX MANAGEMENT, FOREIGN CURRENCY, LEGAL, TAX AND ECONOMIC RISKS, WHICH WE MAY NOT ADEQUATELY ADDRESS. These risks include: the absence in some jurisdictions of effective laws to protect our intellectual property rights; multiple and possibly overlapping and conflicting tax laws; restrictions on the movement of cash; the burdens of complying with a wide variety of national and local laws; political instability; currency fluctuations; longer payment cycles; restrictions on the import and export of certain technologies; price controls or restrictions on exchange of foreign currencies; and trade barriers. Our primary competitors include: accounting, consulting and other professional service firms; information technology service providers; application service providers; service groups of packaged software vendors and resellers; and service groups of computer equipment companies. In addition, a client may choose to use its own resources, rather than engage an outside firm for the types of services we provide.

CHANGES IN HONK KONG'S POLITICAL AND LEGAL CONDITIONS COULD HARM OUR OPERATIONS. Most of our assets and our initial business will be in Hong Kong, and we will conduct most of our business activities there. As a result, our results of operations and financial condition may be especially influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. Hong Kong is a special administrative region of China, but it has its own legislature, legal and judicial system and economic autonomy until the year 2047. We do not expect that this autonomy will be altered. However, any changes in political, legal or other conditions in Hong Kong altering this autonomy could have an adverse effect on our business operations and our revenue.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS. Our results of operations are affected by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. In addition, our business tends to lag behind economic cycles in an industry. A decline in the level of business activity of our clients could have a material adverse effect on our revenues and profit margin. Although we will attempt to minimize such risk by seeking a diversified clientele in various industries, our results will relate to the profitability of our clients.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY IF OUR CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. As a professional services firm, we depend to a large extent on our relationships with our clients and our reputation for high-caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services, it may be more damaging to our business than in other businesses.

HONG KONG DIFFERS FROM THE LAWS IN EFFECT IN THE UNITED STATES AND MAY AFFORD LESS PROTECTION TO SHAREHOLDERS. We are organized as a Hong Kong public limited company, and are governed by our Articles of Association. Hong Kong law differs in certain respects from the corporate laws of most states of the United States. Principles of law relating to such matters as corporate procedures, fiduciary duties of management, and the rights of our shareholders may differ from those that would apply if we were incorporated in a state of the United States

Global One is registered in Hong Kong, and a significant portion of our assets are located outside the United States. As a result, it may not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the United States. We are organized under the laws of Hong Kong, and all of our assets are located outside the United States. It may not be possible to enforce court judgments obtained in the United States against us in Hong Kong or in countries, other than the United States, where we have assets based on the civil liability provisions of the federal or state securities laws of the United States. In addition, there is some doubt as to whether the courts of Hong Kong and other countries would recognize or enforce judgments of United States courts obtained against us or our directors or officers based on the civil liabilities provisions of the federal or state securities laws of the United States or would hear actions against us or those persons based on those laws.

AS A "FOREIGN PRIVATE ISSUER", YOU MAY NOT HAVE ACCESS TO THE INFORMATION YOU COULD OBTAIN ABOUT US IF WE WERE NOT A "FOREIGN PRIVATE ISSUER". We are considered a "foreign private issuer" under the Securities Act of 1933, as amended. As an issuer incorporated in Hong Kong, we will be required to prepare our annual and interim financial statements in accordance with Hong Kong generally accepted accounting principles. For purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Hong Kong GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer we will not have to file quarterly reports with the SEC nor will its directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a "foreign private issuer".

IF WE LOSE THE SERVICES OF ANY OF OUR MANAGEMENT TEAM WE MAY NOT BE ABLE TO CONTINUE TO OPERATE OUR BUSINESS AND MAY BE REQUIRED TO CEASE OPERATIONS. We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. Howard ASJ Steven - Johan our President and Chief
Executive Officer. Mr. Steven - Johan has expertise in general management and the loss of his services would negatively impact our operations. If we lost the services of this individual we would be forced to find other qualified management to assist us in our business. This would be costly to us in terms of both time and expenses. We do not maintain an employment agreement with Steven - Johan nor do we have key-man life insurance on him. Therefore, if we were unable to replace the services and experience of Steven - Johan , we may be forced to discontinue our operations.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS. Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote in excess of 89% of our outstanding ordinary shares. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our ordinary shares. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR ORDINARY SHARES

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES. There is currently no established public trading market for our securities and an active trading market in its securities may not develop or, if developed, may not be sustained. If we are successful in this offering, we intend to apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board. If for any reason our ordinary shares is not listed on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their ordinary shares should they desire to do so. No market makers have committed to becoming market makers for our ordinary shares and none may do so.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK. We anticipate our ordinary shares being a "penny stock". As a "penny stock", the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our ordinary shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS. Secondary trading in ordinary shares sold in this offering will not be possible in any state until the ordinary shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that we will be successful in registering or qualifying the ordinary shares for secondary trading, or identifying an available exemption for secondary trading in our ordinary shares in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the ordinary shares in any particular state, the ordinary shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our ordinary shares, the market for the ordinary shares could be adversely affected.

OUR FOUNDER IS SUBJECT TO SIGNIFICANT MONETARY AWARDS, WHICH COULD RESULT IN A LIEN ON ITS SHARES IN THE COMPANY. The majority of our issued shares (approximately 90%) are held by LaSalle Street Ventures, a Hong Kong registered sole proprietorship of Mr. Steven-Johan. LaSalle is subject to two arbitration proceedings as described under "Legal Proceedings" below. As a result, the plaintiffs such actions could attach 122,110,000 of our shares which are owned by LaSalle. This would result in us being managed by such persons.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR ORDINARY SHARES WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE. Our certificate of incorporation authorizes the issuance of an unlimited number of ordinary shares, to be issued at its par value. The par value of the company's shares are US$1.00 each.. The future issuance of all or part of our remaining authorized ordinary shares may result in substantial dilution in the percentage of our ordinary shares held by our then existing shareholders. We may value any ordinary shares issued in the future on an arbitrary basis. The issuance of ordinary shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our ordinary shares.

OUR ORDINARY SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our ordinary shares and cause a decline in the market value of our stock.

       Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of November 30, 2004. Our capitalization is presented on an actual basis. You should read this table in conjunction with "Operating and Financial Results and Prospects" and our financial statements and the notes thereto, included elsewhere in this prospectus.

Total shareholders' equity:                        $380,435
Total capitalization:                              $380,435

                             SELECTED FINANCIAL DATA

The following summary financial data summarizes our historical financial information from March 19, 2004 (Inception) through June 30, 2004. This summary financial data should be read in conjunction with our audited financial statement included elsewhere in this prospectus.

                                                    PERIOD FROM MARCH 19, 2004
                                               (INCEPTION) THROUGH JUNE 30, 2004

Net revenues                                                                 Nil
Loss from operations                                                   $  19,575
Net loss                                                               $  19,575
Net loss from operations per ordinary share
   Basic and diluted                                           Less than ($0.01)
Total assets                                                           $ 387,129
Total liabilities                                                      $   6,694
Shareholders' equity                                                   $ 380,435
Number of ordinary shares issued and outstanding                     136,410,000

                             DESCRIPTION OF BUSINESS

HISTORY AND OVERVIEW OF THE COMPANY

We were formed under the name of Global One Enterprises Limited as a public limited company under the laws of Hong Kong on March 19, 2004. We provide business advisory, managerial consulting and business development services to companies in Hong Kong and China. We plan to render these services to companies in which we may invest as well as to unaffiliated companies. Our consulting services range from assisting managements to develop and implement overall business and strategic plans to providing advise as to specific financial, managerial, manufacturing, sales and distribution concerns and issues. We currently have clients in a number of diverse industries:

            o     Personal and home security systems manufacturing

            o     Marketing of toys, gifts and premium items

            o     Building and refurbishing contracting

            o     Internet and wireless communications technology services

            o     Computer repairs

            o     Antique furniture

BUSINESS ADVISORY, MANAGEMENT CONSULTING AND BUSINESS DEVELOPMENT SERVICES

We have entered into written agreements with Technoship Limited ("Technoship"), China Merchandise Distributor Limited ("CMD") and Wing Fat Rosewood Furniture Manufactory ("Wing Fat"). Each of these agreements has a term of five years from the date it was entered into in July 2004, but is subject to early termination by either party by giving the other party two calendar months' prior written notice of termination. Our agreements provide for a period of two years from the effective date of such termination, we will continue to be entitled to receive any fees or income payable to us on account of business development services rendered by us during the term and fees and income for any services linked to the procurement by us, for our client's benefit, of sales or other measurable performance criteria.

Under the agreements with our clients, we agree to provide to our client, directly, or through a subsidiary or an affiliated company:

      o general management services, consisting of advice, to the extent applicable, as to strategic management issues, marketing and sales management, human resource planning, market and customer research, product and process research and development, product and packaging design, inventory and purchasing management, information and technology management and strategic public and governmental affairs and related matters; and

      o business development services with a view to expanding or developing new markets and sources of revenue for our client's business.

In general, for services rendered by us under agreements with our clients, we are entitled to be paid fees equal to 60% of gross profits, as defined in the relevant agreement, realized by our client during the term of that agreement

The businesses of our current three client companies are as follows : -

(A). TECHNOSHIP LIMITED ("TECHNOSHIP") : Technoship is in the business of providing small businesses and individuals in Hong Kong with the following onsite services : - Computer Systems Consulting, Computer maintenance & repairs, Hardware & Software upgrades, Website design and hosting, Computer security systems consulting and installation.

(B). CHINA MERCHANDISE DISTRIBUTOR LIMITED ("CHINA MERCHANDISE") : China Merchandise is in the business of developing, sourcing, contract manufacturing and exporting a wide range of products which are used in homes, offices and often given as personal or corporate gifts and premiums. Among the more than 2,000 plus products handled by China Merchandise are crockery & cutlery, toys, costume jewellery, christmas decorations and lights, personal and corporate stationary items, decorative and aromatic candles, vases, rattan baskets, magazine stands, bathroom furnishing and Light stands and shades.

(C). WING FAT ROSEWOOD FURNITURE MANUFACTORY ("WING FAT") :Wing Fat is one of Hong Kong's oldest and most well known manufacturers and exporters of classical chinese rosewood, ebony, teak, sandalwood & camphorwood furniture.

COMPUTER SYSTEMS CONSULTING AND REPAIRS Business: We plan, through a wholly-owned subsidiary to be formed by us, to provide onsite computer systems consulting, computer maintenance and repairs, computer hardware and Software upgrades, web site design and hosting, and security systems consulting and installation services. These services would be provided through existing and to be expanded human and technical resource bases for the Windows, Linux and Apple Macintosh environments of our client, Technoship.

The principal sources of potential revenue from this business are expected to be derived from the collection of up-front annual fees from customers and billing for services or parts. We have no experience in the management and operation of this business and we have no capital to fund this business.

ONLINE MERCHANDISING BUSINESS : We plan, through a wholly-owned subsidiary to be formed by us, to offer a wide range of products to residents of Hong Kong and China on our web site.

The website will be available initially in only English and Chinese. We currently plan to make the web site available at later dates in Japanese, French, German, Italian, Spanish, Korean, Hindustani, Indonesian, Portuguese, Russian and other languages. We plan to source merchandise to be offered on the web site through our clients, China Merchandise Distributor Limited and Wing Fat Rosewood Furniture Manufactory, and numerous other manufacturers in China and other parts of the world.

We currently expect to invest approximately $20 million to build and promote this business beginning in fiscal 2005. The principal source of revenue from this business is expected to be from online sales of merchandise to retail shoppers. The web site expects to earn the difference between its net selling price to shoppers and the wholesale purchase price offered to it.

We have no experience in the management and operation of this business. We also have no resources to manage and operate this business.

CALL AND PUT OPTIONS

During the period from late 2002 through 2003, while the trading prices of many publicly-held Hong Kong and Chinese companies were depressed, Mr. Howard A. S.
J. Steven-Johan, trading as La Salle Street Ventures ("La Salle"), decided to seek opportunities to acquire equity interests in some companies at discounted exercise prices through the purchase, from the owners of these shares at nominal prices, of call options to purchase ordinary shares in these companies. Mr. Steven-Johan is also our president and an executive director of our company.

These call options were written to enable La Salle to purchase the underlying shares at discounts of approximately 30% to the reported 10-day average market prices of the underlying shares immediately prior to the date of exercise. In selected cases, La Salle was able to purchase put options covering a portion of the shares acquired upon the exercise of a call option.

In March 2004, in exchange for 122,410,000 of our ordinary shares, La Salle assigned five call and two put options to us under a deed of assignment between La Salle and us.

The deed of assignment provides that La Salle agrees to offer to us substitute call options with respect to shares of companies of equal or better value and on equal or better terms, as compared to any call options assigned to us by La Salle that cannot be exercised by us, through no fault on our part. We have the right, but not the obligation, under the deed of assignment to accept any substitute call options, and La Salle's obligation to offer a substitute call option to us is deemed to be fulfilled upon offering a particular call option or call options to us, even though we may reject or fail to accept a particular offering. Accordingly, we may not be able enforce our right to require La Salle to offer us a substitute call option that meets the "equal or better" requirements of the deed of trust in the event La Salle offers us substitute call options that do not satisfy this standard.

The call  options  grant  us the  right,  but not the  obligation,  to  purchase ordinary shares of four stock exchange-listed companies and one unlisted privately-held company (constituting, as of September 30, 2004, approximately 2.8% to approximately 60.0% of the issued and outstanding ordinary shares of these companies) for a total cash consideration, assuming the call options were exercised on that date, of approximately $191.91 million. The ordinary shares of three of the public companies are listed on the Stock Exchange of Hong Kong Limited (the "HKSE") and the ordinary shares of the other public company are listed on the Shanghai Stock Exchange ("SSE"). The market value of the shares underlying the call options, as of December 15, 2004 was approximately $308.4 million.

The deed of assignment reserves to La Salle a payment equal to 3.0% of the aggregate exercise prices of the initial call options relating to ordinary shares of some of the companies for which we hold options and are deductible by La Salle from the proceeds of the exercise price otherwise payable by us. Accordingly, Mr. Steven-Johan, as our president, and as the sole proprietor of La Salle, may have a conflict of interest in determining whether and when to exercise to exercise these call options on our behalf.

COMPETITION

The company, in its pursuit of its businesses, will be in competition with a wide range of large, medium and small competitors all or some of whom will be better managed and better financed than the company.

EMPLOYEES

The company is currently reliant on its board of directors and a single employee serving as a Special Projects Coordinator.

PROPERTIES

The company does not currently own any real estate.

LEGAL PROCEEDINGS

The company is not involved in any legal proceedings and none are contemplated by it or threatened against it. However, on November 8, 2001, La Salle, our founder, signed an agreement with Gigalink Group Limited, a major shareholder in China Specialized Fiber Limited (a company listed and quoted on the HK Stock Exchange), to purchase up to 100.0 million shares in China Specialized Fiber Limited at an average price of HK$0.62 per share. Purchase was to be on delivery versus payment basis. On March 28, 2002, Gigalink Group Limited failed to deliver 30.0 million shares as agreed and proceeded to repudiate the agreement. Consequently, La Salle commenced arbitration proceedings against Gigalink on said date for a total sum of HK$87,158,465.30 plus costs for suffering losses of profits as a result of Gigalink's breach of contract. Gigalink argued that it was not in breach and that it should be awarded the costs of the Arbitration No arbitration verdict has been issued as of yet.

In July 2002, Goldmore Limited, through its stockbrokers offered La Salle a block of up to 100.0 million shares in China Specialized Fiber Limited, a company listed and quoted on the HK Stock Exchange, at a fixed price of HK $0.98 per share. La Salle then received a term sheet from Alexander Capital Marrkets
(ACM) to purchase the shares of Goldmore in October, 2002. The Agreement allowed La Salle to sell to ACM (subject to the share price not falling below HK$1.28) up to a total of 100.0 million of the shares at a 15% discount to the most recent three days average closing market price as long as ACM is not the first seller of the shares at or below a defined trigger price. On November 25, 2002, La Salle through, its stockbroker purchased 5.0 million shares from Goldmore at HK$0.98 (direct and not through the market) and simultaneously sold the same 5.0 million shares to ACM at $1.13 per share, through the market. ACM offers in the market, through its stockbrokers, 3.0 million of the shares it had just purchased from La Salle, less than 15 minutes earlier (the daily average number of shares traded was around 4 million shares). Market price for the shares starts softening as traders become cautious. La Salle warned ACM (via e-mail and in writing) that such aggressive selling by their brokers would panic the market and cause prices to fall sharply. ACM ignored La Salle's warnings and continued selling at lower and lower prices. The next day, November 26, 2002, share prices crashed and the stock was suspended. On November 27, 2002, La Salle paid Goldmore for the 5.0 million shares and recorded a gross profit of HK$750,000 from the purchase and resale to ACM. That same day, ACM notifies La Salle that it wants to return 4,790,000 shares to La Salle pursuant to the return shares clause in the contract. La Salle refused to accept the shares and on March 19, 2003, ACM issues breach of contract claim for HK$8,228,500 (value of returned shares and commitment fees) plus costs. On August 2, 2004 HK Arbitrator delivered award in favor of ACM for HK$5,408,500 for the shares, HK$1,410,000 for the fees claimed and 80% of costs to be taxed if not agreed. La Salle and ACM are presently in open discussions as to how a mutually acceptable settlement may be reached.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THOSE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH UNDER "RISK FACTORS" AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

OPERATING RESULTS

From March 19, 2004 (inception) to June 30, 2004, we have engaged in no significant operations other than our organization, raising our initial capital, developing a general business plan and preparing this prospectus and registration statement.

Our operations in the upcoming year will vary based on whether we can raise capital to fund our operations. We currently have no agreements or arrangements to fund our business. Regardless of whether any funds are raised, we anticipate incurring a significant loss as a result of organizational expenses, expenses related to the filing of this registration statement and recruiting experienced business consultants to begin implementing our business plan. However, we believe our cash and cash equivalents of $326,263 as of June 30, 2004 is sufficient hand to meet our immediate cash requirements for the upcoming twelve months.

LIQUIDITY AND CAPITAL RESOURCES

We remain in the development stage and have experienced no significant change in liquidity or capital resources or shareholders' equity. Our audited balance sheet as of June 30, 2004 reflects total current assets of $327,129 including cash and cash equivalents. With our cash on hand, we expect to carry out the operations set forth in our business plan even in the event we are unable to raise funds.

We do not intend to expand our operations until the sales of our services have occurred and we feel that our revenues will support such an expansion. Initially, we will recruit and hire our business consultants on as needed basis and only when a particular client has agreed to retain the consultant. We believe that most of our consultants will work at the client's site, and we will only require a small administrative office. We have no specific long term capital requirements other than those which would vary from the sale of our services and no material borrowings. In our opinion, our working capital is sufficient for our present requirements for the next twelve months.

In the event that we require more working capital, no commitment to provide the additional capital has been made by our majority shareholder. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us, or at all. In the event we require more working capital, we do not have any plans to engage in any debt financing or further equity financing and we may be forced to suspend our expansion plans and our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

Since our inception, we have not engaged in any off-balance sheet arrangements.

Contractual Obligations

Although we are obligated to provide business consulting services to our clients, we are not obligated to incur any expenditures in connection with our services.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150 ("SFAS 150"), Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The provision of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatory redeemable non-controlling interests, which have been deferred. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operation of the Company. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material effect on the financial position or results of operation of the Company.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment, which requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost is to be measured based on the fair value of the equity or liability instruments issued. The Company is currently considering the impact, if any, SFAS 123(R) will have on its results of operations.

                   DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

DIRECTORS AND EMPLOYEES

The following sets forth information regarding the members of our board of directors and employees as of December 15, 2004. Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

      (A) MR. HOWARD A. S. J. STEVEN - JOHAN, HAS BEEN OUR PRESIDENT AND A DIRECTOR since inception. Howard is a Malaysian National and Hong Kong permanent resident. He has lived and worked in Hong Kong continuously since 1986 and expects to continue doing so for the foreseeable future.

      Howard is trained in Financial Engineering & Capital Markets and has been a Fellow of the Institute of Cost & Executive Accounts in the United Kingdom since 1986. He also holds qualifications, pursued exclusively through self directed study, in Business Administration and in Forensic Accounting.

      Howard is a principle of La Salle Street Ventures, a promoter and substantial shareholder in Global One Enterprises Limited. Prior to founding La Salle Street Ventures, Howard was the controlling shareholder and Group Managing Director of the Qwinzy Group of Companies - an institutional, inter - bank financial services company based in Hong Kong. During his ten years tenure with the Qwinzy Group, Howard was responsible for developing and expanding the Groups domestic and international business more than tenfold.

      (B) MR. C. K .PUN : EXECUTIVE DIRECTOR AND TREASURER. C. K. is a New Zealand National and Hong Kong permanent resident. He has lived and worked in Hong Kong continuously since 1992 and expects to continue doing so for the foreseeable future.

      C. K. holds qualifications in Physics and Business Administration. He has worked with companies and Government agencies in Hong Kong, Australia, New Zealand and Malaysia on the computer technology aspects of commercial banking, telecommunications, corporate payroll automation systems and electronic inter - bank payment security systems.

      (C) MS. HWANG SOK INN : EXECUTIVE DIRECTOR AND CORPORATE SECRETARY. Sok Inn is a Malaysian National and Hong Kong permanent resident. She has lived and worked in Hong Kong continuously since 1982 and expects to continue doing so for the foreseeable future.

      Sok Inn holds qualifications in Law and has been a practicing Solicitor in Hong Kong since 1982. Sok Inn has been admitted to practice law in the United Kingdom and in Singapore.

      She has worked on a variety of contentious and non contentious legal matters and issues on behalf of commercial banks, public and private corporations and high net worth families and individuals.

      (D) MR. THENG - JIM HWANG : EXECUTIVE DIRECTOR. Theng Jim is a British National and lives and works in London in the United Kingdom.

      He has been a  Chartered  Town  Planner  for more  than 18 years and holds graduate and post graduate qualifications in Urban Planning and Implementation and Environmental Monitoring and Assessment. He is a Member of the Royal Town Planning Institute and a Member of the Institution of Environmental Sciences.

      (E) MR. TING SIE HUONG - NON EXECUTIVE DIRECTOR. Sie Huong is a Malaysian National and Hong Kong permanent resident. He has lived and worked in Hong Kong continuously for around 21 years and now expects to travel between Malaysia and Hong Kong.

      Sie Huong holds qualifications in Management and Materials Science. He has practiced Law in Hong Kong for 21 years and is also admitted as a Solicitor in the United Kingdom and as an Advocate in Malaysia. Sie Huong is a Notary Public of Hong Kong and a member of the Chartered Institute of Arbitrators. He is currently a director in a private business consulting company.

      (F) MR. HWANG THENG KIAN - EXECUTIVE DIRECTOR. Theng Kian is a Malaysian National and permanent resident in Singapore, Australia and the United Kingdom. He holds graduate and doctoral degrees in chemistry and analytical chemistry and has held a variety of executive and research positions in academia, government and industry.

      For the last 20 years he has been actively involved in Sales, Marketing and Business Development in the Asia Pacific Region for the technology arm of a Fortune 100 and Dow Industrial Index Component Company. Theng Kian is expected to help direct the company's entry and expansion in the health products and health equipment businesses.

      MEMBERS OF THE SPECIAL PROJECTS MANAGEMENT TEAM

      (A) MR. JAIME ROBERT STEPHEN BARTLETT : SPECIAL PROJECTS COORDINATOR. Jaime is a Canadian National and Hong Kong resident. He has lived and worked in Hong Kong since 1997 and expects to continue doing so for the foreseeable future. While in Canada, Jaime read Economics. He has held various administrative and customer relations positions and during his employment with an Independent Financial Advisory Services Company in Hong Kong, was licensed by the Hong Kong Securities and Futures Commission (S F
      C) to provide Investment Advice to the company's clients. In 1999 he was admitted to the Hong Kong chapter of M E N S A.

The business address of our officers and directors is at Suite 2001 Central Plaza 18 Harbour Road Hong Kong.

Other than as described in "Legal Proceedings" above, we are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION.

None of our officers or directors have received or earned any compensation or bonus in excess of $100,000 for services rendered in fiscal year 2004.

We do not presently maintain key-man life insurance for any of our executive officers or directors.

We do not have any long-term compensation plans or stock option plans.

COMPENSATION OF DIRECTORS

During the period ending June 30, 2004, other than as described herein, no other officer or director received any type of compensation from our company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

AUDIT COMMITTEE AND OTHER BOARD COMMITTEES

The company has as yet not set up an audit or any other board committee.

INDEPENDENT AUDITORS

The financial statements as of June 30, 2004 and for the period from March 19 (inception) through June 30, 2004, have been audited by Horwath Gelfond Hochstadt Pangburn, P.C., independent registered public accounting firm, as stated in their report appearing herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 15, 2004, concerning the ownership of the our ordinary shares by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding ordinary shares, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed is c/o Global One Enterprises Limited,

Based on 136,410,000 ordinary shares outstanding as of December 15, 2004, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of ordinary shares issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to local property and other laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all ordinary shares owned by such person.

                                NUMBER OF SHARES              PERCENT OF
                                OF ORDINARY STOCK           ORDINARY STOCK
    NAME OF                       BENEFICIALLY               BENEFICIALLY
BENEFICIAL OWNER                     OWNED                      OWNED
----------------------------   ------------------          ----------------
Howard A S J Steven-Johan(1)(2)   222,110,000                   93.94%
Ms. Hwang Sok Inn(3)                800,000                      0.34%
Mr. Hwang Theng Kian(4)             400,000                      0.17%
Mr. Ting Sie Huong                  200,000                      0.08%
Mr. C. K. Pun                       300,000                      0.13%
Mr. Theng-Jim Hwang                    0                          0

All directors(#) and              223,810,000                   94.66%
executive officers as a
group (6 persons)

      (#) includes Howard A S J Steven-Johan as well

(1)   Represents  ordinary shares held by LaSalle Street  Ventures,  a Hong Kong registered sole proprietorsip of Howard A S J Steven-Johan. Mr. Steven-Johan is President, Chief Executive Officer and a Director of the Company. Mr. Steven-Johan's address is c/o La Salle Street Ventures, Suite 1305 Workingfield Commercial Building, 408 Jaffee Road, Causeway Bay, Hong Kong

(2) Includes options to purchase 100 million shares for the greater of US $33 per share or the simple average of the highest traded price of the Company's issued shares for the thirty days immediately prior to the exercise of the call options.

(3) Includes 400,000 shares owned by each of the Tweedle Dee Limited and Tweedle Dum Limited entities controlled by Ms. Hwang Sok Inn. These shares are registered in this document.

(4)   These shares are registered in this document.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.

      Other than the transactions described below in this section, there are no transactions since inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

            o     Any director or executive officer;

            o     Any majority security holder; and

            o Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

In March, 2004, we acquired the call rights to purchase ordinary shares in various public and private companies in the PRC and Hong Kong exercisable at a discounted price from our major shareholder, La Salle Street Ventures, in exchange for 122,410,000 ordinary shares. La Salle acquired put rights with respect to two of the companies that issued call rights. We expect to exercise these call rights, and if necessary certain put rights, within 12 months of the date on which La Salle assigned them to us in exchange for our stock. See "Description of Our Business--Call Options and Put Options" for further description of the call and put options.

The deed of assignment reserves to La Salle a payment equal to 3.0% of the aggregate exercise prices of the initial call options relating to ordinary shares of our clients payable by the sellers of these shares and deductible by La Salle from the proceeds of the exercise price otherwise payable by us. Accordingly, Mr. Steven-Johan, as our president, and as the sole proprietor of La Salle, may have a conflict of interest in determining whether and when to exercise to exercise these call options on our behalf.

We have granted to La Salle Street Ventures a five year American style call option in respect of up to 100.0 million new shares to be issued in the company that La Salle may, at its option, purchase for cash, at any time during the said five years, at a price equal to the higher of $33.00 per share and the simple average of the highest traded price of our shares for the 30 days just prior to the issue of any notice to exercise the said option.

                              SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of December 15, 2004 by the selling shareholders prior to the offering contemplated by this prospectus, the number of ordinary shares each selling shareholder is offering by this prospectus and the number of ordinary shares which each would own beneficially if all such offered shares are sold. Except as expressly set forth below, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its ordinary shares solely for investment and not with a view to or for resale or distribution of such securities.

Except as disclosed in this prospectus, none of the selling shareholders are affiliates or controlled by our affiliates. Except as disclosed in this prospectus, none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

-----------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF SHARES OWNED
                                                                                BY SELLING SHAREHOLDER AND
                                                                                    PERCENT OF TOTAL
                                                ORDINARY                       ISSUED AND OUTSTANDING HELD
                                                 SHARES           NUMBER OF      AFER THE OFFERING(1)(2)
                                              BENEFICIALLY     COMMON SHARES   ----------------------------
                                              OWNED BEFORE     BEING OFFERED      # OF            % OF
NAME AND ADDRESS OF SELLING SHAREHOLDER       OFFERING(2)           (2)          SHARES           CLASS
-----------------------------------------------------------------------------------------------------------
Mr. TING Sie Huong
Flat C2, 17 / F summit Centre
154 Tin Hau Temple Road
North Point
Hong Kong SAR                                   200,000           200,000        200,000*            0
-----------------------------------------------------------------------------------------------------------
Mr. FONG Cheung
Flat 5A, Block 13
Wonderful Villas
Kwai Chung, Kowloon
Hong Kong SAR                                   300,000           300,000        300,000*            0
-----------------------------------------------------------------------------------------------------------
Ms DANG Kai Woo, Annick
Flat 4B, 55A Wah Fu Road
Hong Kong SAR                                   100,000           100,000        100,000*            0
-----------------------------------------------------------------------------------------------------------
Mr. FONG Hung / Mr. FONG
Kuen, Ken
   1002, CCT Telecom Building
   11, Wo Shing Street,
   Fotan,
   Kowloon,
   Hong Kong SAR                                 50,000           50,000          50,000*            0
-----------------------------------------------------------------------------------------------------------
Mr. LI Kam Kuen, David
   28A, Chi Sing Mansion,
   16, Taikoo Shing Road,
   Taikoo Shing,
    Hong Kong SAR                               100,000           100,000        100,000*            0
-----------------------------------------------------------------------------------------------------------
Mr. Ian Douglas  Gordon/
MS Mah Suk Peng Elizabeth
38 Parkland Drive,
   Discovery Bay
   Lantau Island,
   Hong Kong SAR                                 50,000           50,000          50,000*            0
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF SHARES OWNED
                                                                                BY SELLING SHAREHOLDER AND
                                                                                    PERCENT OF TOTAL
                                                ORDINARY                       ISSUED AND OUTSTANDING HELD
                                                 SHARES           NUMBER OF      AFER THE OFFERING(1)(2)
                                              BENEFICIALLY     COMMON SHARES   ----------------------------
                                              OWNED BEFORE     BEING OFFERED      # OF            % OF
NAME AND ADDRESS OF SELLING SHAREHOLDER       OFFERING(2)           (2)          SHARES           CLASS
-----------------------------------------------------------------------------------------------------------
Tweedle Dee Limited
   (Controlling person
   Ms HWANG  Sok Inn)
    c/o 5/F, Gloucester Tower
   The Landmark,
   11, Pedder Street,
   Central ,
   Hong Kong SAR.                               400,000           400,000        400,000*            0
-----------------------------------------------------------------------------------------------------------
Tweedle Dum Limited
   (Controlling person
   Ms HWANG  Sok Inn)
   c/o 5/F, Gloucester Tower,
   The Lnadmark,
   11, Pedder Street,
   Central ,
Hong Kong SAR                                   400,000           400,000        400,000*            0
-----------------------------------------------------------------------------------------------------------
Mr. HWANG Theng Kian
10, Selkirk Avenue,
   Benowa Waters,
   4217, Gold Coast,
   Queensland,
   Australia                                    400,000           400,000        400,000*            0
-----------------------------------------------------------------------------------------------------------
First Line Capital LLC (3)
   (Controlling persons Daniel  Hirsh &
   Simon Erblich)
     410, Park Avenue, 15th Floor
     New York, NY 10022,
     USA.                                      7,000,000         7,000,000       7,000,000           0
-----------------------------------------------------------------------------------------------------------

(3) Shares issued in connection with April 23, 2004 agreement between Global One and First Line Capital. 20

-----------------------------------------------------------------------------------------------------------
                                                                                  NUMBER OF SHARES OWNED
                                                                                BY SELLING SHAREHOLDER AND
                                                                                    PERCENT OF TOTAL
                                                ORDINARY                       ISSUED AND OUTSTANDING HELD
                                                 SHARES           NUMBER OF      AFER THE OFFERING(1)(2)
                                              BENEFICIALLY     COMMON SHARES   ----------------------------
                                              OWNED BEFORE     BEING OFFERED      # OF            % OF
NAME AND ADDRESS OF SELLING SHAREHOLDER       OFFERING(2)           (2)          SHARES           CLASS
-----------------------------------------------------------------------------------------------------------
EGC Weekly  LLC. (3)
(Controlling Person)
       2, Windmill Drive
     Monsey , NY 10952
     USA                                       4,000,000         4,000,000       4,000,000           0
-----------------------------------------------------------------------------------------------------------
Mr. Shmuel Moshe Shneibalg (3)
5509 11th Ave
     Brooklyn, NY 11219
     USA                                       1,000,000         1,000,000      1,000,000*           0
-----------------------------------------------------------------------------------------------------------
Pun Chew Kong
Room 802 Block 32, Heng Fa Chuen
Hong Kong                                       300,000           300,000         300,000            0
-----------------------------------------------------------------------------------------------------------

* Represents less than one percent of the total number of shares of our ordinary shares outstanding as of the date of this filing.

      (1) Assumes all of the ordinary shares offered in this prospectus are sold and no other ordinary shares are sold or issued during this offering period. Based on 136,410,000 ordinary shares issued and outstanding as of December 15, 2004.

      (2) The number of shares of ordinary shares listed as beneficially owned by such selling shareholder represents the number of ordinary shares currently owned and ordinary shares that are issuable upon exercise of warrants or that will become issuable in the next 60 days from the date of this prospectus.

      (3) Shares issued in connection with April 23, 2004 agreement between Global One and First Line Capital.

EXPENSES OF ISSUANCE AND DISTRIBUTION.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling shareholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

--------------------------------------------------------------
NATURE OF EXPENSE                      AMOUNT
--------------------------------------------------------------
Accounting fees and expenses           $*16,000
--------------------------------------------------------------
SEC registration fee                   $  1,810
--------------------------------------------------------------
Legal  fees  and  expenses             $*75,000
--------------------------------------------------------------
Miscellaneous                          $*10,000
--------------------------------------------------------------
                                TOTAL  $*100,000
--------------------------------------------------------------

*Estimated Expenses.

                              PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the ordinary shares on any market upon which the ordinary shares may be listed or quoted, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The ordinary shares being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

            (a) an exchange distribution in accordance with the rules of the applicable exchange;

            (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

            (c) privately negotiated transactions;

            (d) market sales (both long and short to the extent permitted under the federal securities laws);

            (e) at the market to or through market makers or into an existing market for the shares;

            (f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

            (g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its ordinary shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the ordinary shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold ordinary shares at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire ordinary shares as principal may thereafter resell the ordinary shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the ordinary shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge ordinary shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, their broker may offer and sell the pledged ordinary shares from time to time. Upon a sale of the ordinary shares, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of ordinary shares involved, the price at which the ordinary shares is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the ordinary shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the ordinary shares will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our ordinary shares.

                                 USE OF PROCEEDS

The selling security holders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling security holders.

                                 DIVIDEND POLICY

We have never declared or paid any dividend on our ordinary shares nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and business development. The payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our earnings levels, working capital requirements and other factors our board considers relevant.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

We currently do not invest in any derivative instruments. The exposure to market risk for changes in interest rates is not significant.

FOREIGN EXCHANGE RISK

We have not experienced significant gains or losses from fluctuation in the exchange rates of foreign currencies. However, as we expand globally, the fluctuation may become significant.

EQUITY PRICE RISK

We currently do not have any significant marketable equity securities.

                       MATERIAL INCOME TAX CONSIDERATIONS

The following summarizes the principal PRC and Hong Kong income tax considerations applicable to the holding and disposition of ordinary shares in the capital of the Company by a holder of a company's ordinary shares who is resident in the United States of America, who has never been a resident of PRC or Hong Kong, and who holds ordinary shares solely as capital property (a "United States Holder"). This summary is based on the current provisions of the applicable Hong Kong and PRC laws, the regulations thereunder, all amendments thereto publicly proposed by the government of Hong Kong to the date hereof. Except as otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

This summary is not intended to include all circumstances in which a disposition of ordinary shares might occur. This summary does not constitute, and should not be construed to constitute, tax advice to any particular investor. Investors are, therefore, advised to consult their own tax advisors with respect to their individual circumstances. This summary contains information relating only to provisions the PRC and Hong Kong income tax law, as set out above.

This summary does not include information relating to the provisions of any taxation legislation of the United States or of any state. Investors who are or may be subject to liability to tax under any legislation of the United States or of any state are advised to consult with their own tax advisors with respect to possible liability.

The are no capital or income taxes imposed by Hong Kong applicable to the holding and disposition of ordinary shares in the capital of the Company by a holder of a company's ordinary shares who is resident in the United States of America, who has never been a resident of PRC or Hong Kong, and who holds ordinary shares solely as capital property (a "United States Holder").

                 FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

The are no restrictions imposed by Hong Kong affecting the import or export of capital and the remittance of dividends, interest or other payments to nonresidents holders of the company's shares.

                          DESCRIPTION OF SHARE CAPITAL

SECURITY HOLDERS

      At December 15, 2004 there were 136,410,000 ordinary shares outstanding which were held by approximately 11 stockholders of record.

TRANSFER AGENT

We  have  appointed   _________________,   with  offices  at   ________________,
_______________, phone number ( )____________, as transfer agent for our ordinary shares. The transfer agent is responsible for all record-keeping and administrative functions in connection with the ordinary shares and stock warrants.

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to apply shortly to have our ordinary shares admitted to listing on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it

      (1)  is  not  situated  in  a  single   location   but  operates   through
communication of bids, offers and confirmations between broker-dealers, and

      (2)  securities   admitted  to  quotation  are  offered  by  one  or  more
broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We have agreed with the selling shareholders to apply for admission to quotation on the OTC Bulletin Board. We may not now and we may never be accepted for listing of our securities on the Bulletin Board.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Memorandum and Articles of Association which has been filed as an exhibit to our registration statement of which this prospectus is a part.

MEMORANDUM AND ARTICLES OF ASSOCIATION

ORDINARY SHARES

We are authorized, pursuant to our Memorandum and Articles of Association, to issue up to 1,200,000,000 ordinary shares with a par value of US$1.00 per share, of which 136,410,000 ordinary shares are issued and outstanding as of December 15, 2004. The holders of our ordinary shares have no preemptive, conversion, subscription or cumulative voting rights. Each holder of our ordinary shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

WE DO NOT HAVE ANY PREFERRED STOCK.

In July 2004, we entered into an assignment agreement for certain copyrighted business plans, processes and strategies, in exchange for granting to Lasalle Street Ventures call options to purchase from us, within 5 years from the date of the agreement, up to but not exceeding 100 million newly issued ordinary shares for the greater of US$33 per share or the simple average of the highest traded price of our issued shares for the thirty days immediately prior to the exercise of the call options. We do not have any other warrants or other convertible securities which are exercisable or convertible into our shares.

                                  LEGAL MATTERS

Certain legal matters in connection with the ordinary shares with respect to Hong Kong law will be passed upon for us by Hastings & Co. our Hong Kong counsel.

                                     EXPERTS

The audited financial statements of Global Enterprises Limited included herein and elsewhere in the registration statement have been audited by Horwath Gelfond Hochstadt Pangburn, P.C., independent registered public accounting firm, for the periods and to the extent set forth in their report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND
                AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Hong Kong, most of our executive officers and directors and the Hong Kong experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against the Company and certain other persons please contact our authorized United States representative.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Memorandum and Articles of Association provide to the fullest extent permitted by Hong Kong law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Memorandum and Articles of Association, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Memorandum and Articles of Association are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

FOREIGN PRIVATE ISSUER. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the ordinary shares being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of GLOBAL ONE ENTERPRISES LIMITED filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

      We will furnish our shareholders with annual reports containing audited financial statements. You may request, at no cost, a copy of any documents incorporated by reference herein, excluding all exhibits, unless we have specifically incorporated by reference an exhibit, by writing or telephoning us at:

Moshe Shneibalg
5509 11th Avenue
Brooklyn, NY 11219
Tel: (718) 435-8262
Facsimile No.: (212) 504-2800

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Global One Enterprises Limited

We have audited the accompanying balance sheet of Global One Enterprises Limited (a development stage company) as of June 30, 2004, and the related statements of operations, shareholders' equity, and cash flows from March 19, 2004 (Inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global One Enterprises Limited as of June 30, 2004, and the results of its operations and its cash flows for the period from March 19, 2004 (Inception) through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America


Horwath Gelfond Hochstadt Pangburn, P.C.
Denver, Colorado

August 17, 2004
   (except for Note 2d, as to which the date is September 30, 2004)

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

                                                                             US$

EXPENSES:

Selling, general and administrative expenses                            (19,575)
                                                                   ------------

NET LOSS                                                                (19,575)
                                                                   ============

BASIC AND DILUTED NET LOSS PER SHARE:                                         *
                                                                   ============

Weighted average number of shares outstanding                       122,979,231
                                                                   ============

      *     LESS THAN ($0.01)


The accompanying notes are an integral part of these financial statements.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                  JUNE 30, 2004

                                                                             US$

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                               326,263
Deposits, prepayments and other assets                                      866
                                                                   ------------

TOTAL CURRENT ASSETS                                                    327,129

Deferred offering costs                                                  60,000
                                                                   ------------

TOTAL ASSETS                                                            387,129
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses                                                          6,694
                                                                   ------------

TOTAL LIABILITIES, ALL CURRENT                                            6,694
                                                                   ------------

SHAREHOLDERS' EQUITY (NOTE 3)
Ordinary shares, US$1 par value:
   Authorized - 1,200,000,000 shares
   Issued and outstanding - 136,410,000 shares                      124,410,000
   Ordinary shares discount                                        (122,409,990)
   Ordinary shares subscriptions receivable                          (1,600,000)
Deficit accumulated during the development stage                        (19,575)
                                                                   ------------

TOTAL SHAREHOLDERS' EQUITY                                              380,435
                                                                   ------------

TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                                                 387,129
                                                                   ============

the accompanying notes are an integral part of these financial statements.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF SHAREHOLDERS' EQUITY

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

                                                                                                           Deficit
                                                                                         Ordinary        accumulated
                                                                       Ordinary           shares         during the
                                          Ordinary                      shares         subscriptions     development
                                           shares                      discount         receivable          stage         Total
                                --------------------------------    ----------------  ----------------  --------------  ------------
                                  Number                    US$                 US$               US$             US$           US$
Issuance of ordinary shares in
   exchange for non-monetary
   assets of promoters, March
   30, 2004                      122,410,000        122,410,000       (122,409,990)                                              10

Issuance of ordinary shares,
   May 4, 2004                     2,000,000          2,000,000                                                           2,000,000

Ordinary shares subscriptions
   receivable                                                                             (1,600,000)                    (1,600,000)

Issuance of ordinary shares on
   June 4, 2004 in exchange for
   services in connection with
   proposed initial public
   offering (Note 3)              12,000,000

Net loss                                                                                                     (19,575)       (19,575)
                                -------------    ---------------    ----------------  ----------------  --------------  ------------

Balance at June 30, 2004         136,410,000        124,410,000       (122,409,990)       (1,600,000)        (19,575)       380,435
                                =============    ===============    ================  ================  ==============  ============


The accompanying notes are an integral part of these financial statements.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

                                                                             US$
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                            (19,575)

ADJUSTMENTS TO RECONCILE NET LOSS TO
  CASH USED IN OPERATING ACTIVITIES
    Changes in operating assets and liabilities:
        Deposits and prepayments                                           (866)
        Accrued expenses                                                  6,694
                                                                       --------

Net cash used in operating activities                                   (13,737)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                              400,000
    Deferred offering costs paid                                        (60,000)
                                                                       --------


   Net cash provided by financing activities                            340,000
                                                                       --------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS AND ENDING CASH                                          326,263
                                                                       ========

SUPPLEMENTAL DISCLOSURE OF
NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Ordinary shares issued in exchange for
      non-monetary assets of promoters                                       10
                                                                       ========

Ordinary shares issued to investment banker
   in exchange for services (Note 3)                                          0
                                                                       ========

The accompanying notes are an integral part of these financial statements

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Global One Enterprises Limited ("GOEL" or "the Company") was incorporated under the Companies ordinance of Hong Kong on March 19, 2004 to provide general management and business development services primarily in Hong Kong and the Peoples Republic of China ("PRC"). The primary activities of the Company to date, have been organizational in nature, and the Company's operations have been limited to the sale and exchange of shares of common stock.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Accounting principles

            The financial statements of GOEL are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

      (b)   Use of estimates

            The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

      (c)   Income taxes

            Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

      (d)   Stock-based compensation

            The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123 Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, the Company accounts for employee stock-based compensation in accordance with the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. In April 2004, the Company granted an employee options to purchase up to 1,000,000 shares of common stock for $12 each, subject to the fulfillment of certain performance obligations by the employee. No options were exercised during the period from March 19, 2004 (Inception) through June 30, 2004. Had compensation cost for the options been determined based on the fair value at the grant date consistent with the method prescribed under SFAS No. 123, the Company's pro forma net loss and net loss per share for the period from March 19, 2004 (Inception) through June 30, 2004 would not have been materially different from that reported. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 1.04%, no dividend yield, violality factor of 0.0001 and the life of the options of 5 months. These options expired unexercised on September 30, 2004.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      (d)   Stock-based compensation (continued)

            Option valuation models require the input of highly subjective assumptions including the expected life of the options and their expected volatilities. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      (e)   Loss per share

            Basic loss per share amounts are calculated using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share assumes the conversion, exercise or issuance of all potential common stock instruments, such as options or warrants, unless the effect is to reduce a loss or increase earnings per share. The basic and diluted weighted average shares outstanding during the period from March 19, 2004 (Inception) through June 30, 2004 were 122,979,231.

      (f)   Cash and cash equivalents

            The Company considers all highly liquid investments and cash deposits with financial institutions with original maturities of three months or less to be cash equivalents.

      (g)   Recently issued accounting pronouncements

            In May 2003, the FASB issued SFAS No. 150 ("SFAS 150"), Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The provision of SFAS No. 150 are generally effective for all financial instruments entered into or modified after May 31, 2003, except for those provisions relating to mandatory redeemable non-controlling interests, which have been deferred. The adoption of SFAS No. 150 did not have a material impact on the financial position or results of operation of the Company. If the deferred provisions of SFAS No. 150 are finalized in their current form, management does not expect adoption to have a material effect on the financial position or results of operation of the Company.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

3.    SHAREHOLDERS' EQUITY

      The initial capital of the Company is US$1,200,000,000 divided into 1,200,000,000 shares of US$1.00 each. The Company's Articles of Association permit the Company to increase or reduce its capital and to create and issue all or any part thereof with any preferential, deferred, qualified or special rights, privileges, conditions or restrictions attached thereto. The Company is also permitted to divide the shares in the capital into several classes and to attach thereto preferential, deferred, qualified or special rights, privileges, conditions or restrictions. The Company elected to designate its entire capital of 1,200,000,000 shares as ordinary shares.

      In March 2004, 122,410,000 ordinary shares were issued in connection with the Company's acquisition of certain assets of LaSalle Street Ventures, an entity controlled by the promoters and shareholders of the Company. The transaction was accounted for under Staff Accounting Bulletin Topic 5G with carryover basis for the assets acquired, which consisted of put and call options in various listed and unlisted companies in Hong Kong and China.

      In May 2004, 2,000,000 ordinary shares were issued for $400,000. The remaining $1,600,000 is expected to be paid by December 31, 2004. Shareholders' equity has been reduced at June 30, 2004 for the $1,600,000 of subscriptions receivable.

      In June 2004, 12,000,000 ordinary shares were issued to an investment banker. The Company is also required to issue up to 8% of the post initial public offering (IPO) total issued and outstanding capital stock of the Company to the banker upon completion of the Company's proposed IPO and to pay costs up to $120,000, of which $60,000 has been paid through June 30, 2004. If the Company does not proceed with its proposed IPO, the Company will have to pay the investment banker an additional $100,000.

4.    CONCENTRATION OF RISK

      Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash deposits which are maintained primarily with various Hong Kong based financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions.

5.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount reported in the balance sheet for cash and cash equivalents approximates their fair value.

                         GLOBAL ONE ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                MARCH 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004

6.    SUBSEQUENT EVENTS

      In July 2004, the Company entered into an assignment agreement for certain copyrighted business plans, processes and strategies, in exchange for granting the assignor call options to purchase from the Company, within 5 years from the date of the agreement, up to but not exceeding 100 million newly issued ordinary shares of common stock for the greater of US$33 per share or the simple average of the highest traded price of the Company's issued shares for the thirty days immediately prior to the exercise of the call options.

      In August 2004 the Company entered into an agreement with an independent third party ("the vendor") to purchase 150 million shares in Ping An Insurance (Group) Company of China Limited, a Hong Kong Stock Exchange listed insurance company. The purchase consideration is to be satisfied by the issuance of 4,800,000 ordinary shares of the Company. In accordance with the terms of the agreement, the completion of the purchase is conditional upon the Company's shares becoming publicly traded on the NASDAQ Stock Market and upon the vendor being able to place its 4,800,000 shares in the Company through any public offering the Company may make, at a minimum price of US$30.00 per share if such placement is made on or before October 31, 2004; and at a minimum price of 37.5 times the most recent closing price of the Ping An shares as reported by the Hong Kong Stock Exchange, if such share placement is made after October 31, 2004 and before December 31, 2004. Pursuant to the agreement, the vendor has the right but not the obligation to either extend the December 31, 2004 deadline on the same or revised terms or, alternatively elect to reverse the sale and purchase transaction. In the event of a decision to reverse the sale and purchase transaction, any proceeds from the placement of any part or all of the 4,800,000 million shares shall be retained by the Company.

                          ----------------------------

                                   PROSPECTUS

                          ----------------------------


                           14,300,000 ORDINARY SHARES

                         GLOBAL ONE ENTERPRISES LIMITED


We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Global One Enterprises Limted. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.


Until December 15, 2005 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               _____________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Memorandum and Articles of Association, provide to the fullest extent permitted by Hong Kong law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Memorandum and Articles of Association as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Memorandum and Articles of Association are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities since inception. Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the company's stockholders.

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Each of the issuances described below were exempt from registration pursuant to Secion 4(2) under the Securities Act of 1933, as ammended. All recipients had adequate access, through their relationships with us, to information about us.

In March 2004, 122,410,000 shares of ordinary shares were issued in connection with the Company's acquisition of certain assets of LaSalle Street Ventures, an entity controlled by the promoters and shareholders of the Company. The transaction was accounted for under Staff Accounting Bulletin Topic 5g with carryover basis for the assets acquired, which consisted of put and call options in various listed and unlisted companies in Hong Kong and China.

In May 2004, 2,000,000 shares of ordinary shares were issued for $400,000. The remaining $1,600,000 is expected to be paid by December 31, 2004. Shareholders' equity has been reduced at June 30, 2004 for the $1,600,000 of stock subscriptions receivable.

In June 2004, 12,000,000 shares of ordinary shares were issued to various consultants.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT
      NUMBERS         DESCRIPTION OF DOCUMENT
      -------         -----------------------

        3.1           Memorandum and Articles of Association of the Company

        4.1           Specimen  Ordinary Shares Certificate

        5.1           Opinion of Hastings & Co.

       10.1           Deed of Assignment between Global One and LaSalle dated
                      March 30, 2004

       10.2           Deed of Assignment dated July 9, 2004 between Amir S.
                      Johan trading as La Salle Street Ventures and Global One Enterprises Limited.

       10.4 Agreement dated as of July 21, 2004 between Global One Enterprises Limited and China Merchandise Distributor Limited

       10.5 Agreement dated as of July 21, 2004 between Global One Enterprises Limited and Technoship Limited

       10.6 Agreement dated as of July 21, 2004 between Global One Enterprises Limited and Wing Fat Rosewood Machinery

       23.1           Consent of Hastings & Co. .(included in Exhibit 5.1)

       23.2           Consent of Horwath Gelfond Hochstadt Pangburn, P.C

UNDERTAKINGS

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong Special Administrative Region, People's Republic of China, on December 28, 2004.

                                         GLOBAL ONE ENTERPRISES LIMITED


                                         By: Howard A. S. J. Steven - Johan
                                             Principal  Executive  Officer

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints Howard A. S. J. Steven - Johan as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-1 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities Exchange Commission, granting such attorney-in-fact and agent, with full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                        DATE
---------                                -----                                        ----
/s/ Howard A.S. J. Steven - Johan        President & Principal Executive Officer      December 28, 2004

/s/ C.K. Pun                             Treasurer & Principal Financial Officer      December 28, 2004

/s/ Hwang Sok Inn                        Secretary & Director                         December 28, 2004

/s/ Theng Jim Hwang                      Executive Director                           December 28, 2004

/s/ Hwang Theng Kian                     Executive Director                           December 28, 2004

/s/ Ting Sie Huong                       Non Executive Director                       December 28, 2004

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES
---------------------------

/s/ Moshe Shmuel Shneibalg
                                         Representative                               December 28, 2004